Exhibit 99.1

11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-866-0482

APRICUS BIOSCIENCES ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

SAN DIEGO, CA, May 22, 2013 (GLOBE NEWSWIRE) — Apricus Biosciences, Inc. (“Apricus Bio” or the “Company”) (Nasdaq: APRI) today announced that it intends to offer shares of common stock and warrants in an underwritten public offering. The Company also expects to grant the underwriters a 30-day option to purchase additional shares of common stock and warrants to cover over-allotments, if any. Lazard Capital Markets LLC is acting as sole book-running manager for the offering. While the offering is expected to price before 9:30 am EDT on May 23, 2013, the offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A registration statement relating to the common stock and warrants issued in the offering has been filed with, and declared effective by Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement, as well as a final prospectus supplement, relating to the offering will be filed with the SEC, each of which will form a part of the effective registration statement. When available, copies of the preliminary and final prospectus supplements and the accompanying base prospectus relating to these securities may be obtained by visiting the SEC’s website at www.sec.gov or Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Apricus Biosciences, Inc.

Apricus Biosciences, Inc. (APRI) is a pharmaceutical company that develops and markets innovative treatments that help large patient populations across numerous, large-market therapeutic classes including male and female sexual health. The Company has one approved product, Vitaros®, for the treatment of erectile dysfunction, which will be marketed in Canada by Abbott Laboratories, and Femprox®, a product candidate, for the treatment of female sexual arousal disorder.

###

11975 El Camino Real, Suite 300 San Diego, CA 92130	Phone: +1-858-222-8041 Fax: +1-858-866-0482

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Apricus Biosciences, Inc.’s public offering of common stock and warrants and the completion, timing and size of the offering that involve risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Apricus Biosciences, Inc.’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Apricus Biosciences, Inc.’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Apricus Biosciences, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Apricus Bio Investor Relations:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com